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                                                                    EXHIBIT 10.7

                                    SUBLEASE


      This Sublease is entered into as of October 1, 1999 by and between Oryx Technology Corporation and SurgX Corporation (collectively "Sublessor") and Quintus Corp. ("Sublessee"). Terms not specifically defined herein are as defined in the Master Lease.

      A. Sublessor, as Lessee, is leasing from EBJ Partners, L.P., a California limited partnership ("Master Lessor") those certain premises containing approximately 22,689 rentable square feet located at 1100 Auburn Street, Fremont, California ("Premises") pursuant to that certain lease dated August, 1996 (the "Master Lease"). Sublessee acknowledges having reviewed a copy of the Master Lease, which is attached hereto as Exhibit A.

      B. Sublessor desires to lease to Sublessee and Sublessee desires to lease from Sublessor the Sublease Premises (as defined below) on the terms and conditions set forth in this Sublease.

1.    SUBLEASE PREMISES

      a. Sublessor leases to Sublessee, and Sublessee hires from Sublessor, the following described premises together with the appurtenances thereto, situated in the City of Fremont, County of Alameda, State of California commonly known and described as 1100 Auburn Street and consisting of approximately 5,816 rentable square feet and located on the first floor (the "Sublease Premises"). The Sublease Premises are shown on the site plan attached hereto as Exhibit B, and shall consist of approximately 2,112 rentable square feet of laboratory space, and approximately 2,889 rentable square feet of office space. In addition, Sublessee shall have the non-exclusive right in common with Sublessor to use the 1,626 rentable square feet of common area indicated on Exhibit B as "Shared Common Areas."

      b. Sublessee shall have the right during the term of the Sublease to use Sublessor's Miller office furniture and cubicles listed on Exhibit C hereto which are located in the Area O ("Furniture"). Title to the Furniture shall remain with Sublessor, and the Furniture shall not be removed by Sublessee from the Sublease Premises. At the end of the Sublease Term, Sublessee shall return the Furniture to Sublessor in the same condition as received.

      c. Except for the work to be done by Sublessor prior the Commencement Date as described on Exhibit E hereto ("Sublessor's Work"), Sublessee will be taking possession of the Sublease Premises "as is," in its condition existing on the date of delivery of the Sublease Premises to Sublessee. Sublessee acknowledges that Sublessee is leasing the Sublease Premises based on its own inspection of the Sublease Premises and those of its agents, and is not relying on any representations or warranties of the Sublessor regarding the physical condition of the Sublease Premises. Sublessee's taking of possession of the Sublease Premises shall constitute conclusive evidence that the Sublease Premises were, as of that date, in good, clean and tenantable condition. Sublessee acknowledges that the square footage of the Sublease Premises as specified in Subparagraph 1.a is an estimate and that Sublessor does not warrant the exact square footage of the Sublease Premises. By taking possession of the Sublease Premises,

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Sublessee accepts the square footage of the Sublease Premises as that specified in Subparagraph 1.a above.

     d. The Sublease will establish a separate network and communications center in the area shown in exhibit D and will be responsible for all costs relative to these improvements.

2.   INCORPORATION OF MASTER LEASE

     This Sublease is subject to all of the terms and conditions of the Master Lease and Sublessee hereby accepts, assumes and agrees to perform all of the obligations of Sublessor as Sublessee under the Master Lease to the extent such obligations are applicable to the Sublease Premises and all of the terms and conditions of the Master Lease are incorporated herein as terms and conditions of this Sublease (with each reference therein to Landlord, Tenant and Demised Premises to be deemed to refer to Sublessor, Sublessee, and Sublease Premises respectively), excepting only:

     Sections 1.1, Parties; Section 1.2(a), Premises; Section 1.3, Term; Section 1.4, Early Possession; Section 1.5, Base Rent; Section 1.6(a), Base Rent Paid Upon Execution; Section 1.6(b), Lessee's Share of Common Area Operating Expenses; Section 1.7, Security Deposit; Section 1.10(a), Real Estate Brokers; Section 1.10(b), Payment to Brokers; Section 2.2, Condition; Section 2.3, Compliance with Covenants, Restrictions and Building Code; Section 4.2, Common Area Operating Expenses; Section 10, Real Property Taxes; Section 11, Utilities; Section 15, Broker's Fees;
     Section 37, Guarantor; Section 49, Contingent upon Termination of Existing Lease; Section 50, Early Possession; Section 51, Base Rent Schedule;
     Section 52, Tenant Improvements by Lessor; Section 55, Operating Expenses;
     Section 56, Option to Extend; Section 58, Tenant Improvement by Lessor;
     Section 59, Early Possession; Section 60, Operating Expenses; Section 61, Signage; Section 66, Additional Security Deposit;

of the Master Lease and as set forth in Paragraph 9 below. In the event of any conflict or inconsistency between the incorporated terms of the Master Lease and the terms of the Sublease which are set forth in full, the terms of the Sublease which are set forth in full shall prevail to the extent of any such inconsistency, it being understood that in any event the Sublease provisions are subject to the Master Lease provisions.

3.   TERM AND RENTAL COMMENCEMENT

     a. The term of this Sublease shall commence on October 15, 1999 ("Commencement Date"). The initial term of this Sublease shall be for a period of 18 months, and shall terminate on April 15, 2001. Sublessee shall have the right to extend the termination date of this Sublease to August 30, 2001 by giving Sublessor written notice on or prior to the expiration of the seventeenth (17th) month of the term of this Sublease. In no event shall the Sublease term be extended beyond August 30, 2001, which is the original termination date of the Master Lease.



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     b.   In the event of the termination for any reason of Sublessor's interest as tenant under the Master Lease, then this Sublease shall terminate therewith without any liability of Sublessor to Sublessee.

     c. In the event Sublessor is unable to deliver possession of the Sublease Premises to Sublessee on October 15, 1999 with Master Lessor's Consent having been obtained for any reason, then Sublessor shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable nor shall the term hereof be extended by such delay; provided, however, that Sublessee shall not be liable for rent until possession of the Sublease Premises has been delivered to Sublessee. If Sublessor has not delivered possession of the Sublease Premises to Sublessee by October 15, 1999 (with Master Lessor's consent having been obtained) and such delay is not caused in whole or in part by Sublessee, either party may, by notice in writing to the other within ten
(10) days thereafter, cancel this Sublease, in which event the parties shall be discharged from all obligations under this Sublease, and Sublessor shall return to Sublessee any prepaid rent.

4.   USE

     a. Sublessee shall use the Sublease Premises solely for general office, research and development and manufacturing of electronics components and related software, administrative, warehouse and for no other purpose without the consent of Sublessor. Sublessee agrees that its use shall comply with all applicable governmental laws and ordinances, and that it shall not use or permit the Sublease Premises to be used for any purposes other than those described above. Sublessee shall not commit or permit to be committed on the Sublease Premises any act or omission which shall violate any term or condition of the Master Lease.

     b. Sublessee shall be responsible for the installation and cost of any and all improvements, alterations or other work on or to the Sublease Premises or to any other portion of the property and/or building of which the Sublease Premises are a part, required by applicable governmental laws, rules, orders and ordinances because of the particular use to which the Sublease Premises are put by Sublessee, including any improvements, alterations or other work required under the Americans With Disabilities Act of 1990 due to Sublessee's particular use of the Sublease Premises or due to changes or alterations to the Sublease Premises made or proposed to be made by Sublessee.

5.   RENTAL

     a. Sublessee shall pay Rent to Sublessor in the amount of Ten Thousand Dollars ($10,000.00) per month, without offset or deductions, on the first day of each month of the Sublease Term in lawful money of the United States. Rent for any partial month shall be prorated on the basis of the number of days in such month. Rent shall be comprised of the following components:

          1.   $ 8,000   base rent (includes fixtures, improvements and
                         security)
          2.     2,000   utilities (estimate)

               $10,000   Total

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     b.  Sublessor acknowledges receipt from Sublessee, on the execution hereof
30 days of the Sublease Term to be paid hereunder.

     c. Power, water and gas utility charges shall be included in the monthly Rent, up to the first Two Thousand Dollars ($2,000.00) per month. In the event such utility charges exceed Two Thousand Dollars ($2,000.00) in any calendar month, Sublease shall pay Sublessor the excess within fifteen (15) days after being notified with supporting documentation that the charges are Sublessee's. Sublessee shall pay for its own local and long distance telephone call charges.

6.   NOTICES

     All notices and demands of any kind required to be given by Sublessor or Sublessee hereunder shall be in writing and effective the next business day after depositing with a nationally recognized overnight courier service such as Federal Express or three (3) days after depositing in the United States certified mail, return receipt requested, postage prepaid, and addressed to Sublessor or Sublessee, as the case may be, at the address set forth below their respective signatures or at such other address as they may designate from time to time. All rent and other payments due under this Sublease or the Master Lease shall be made to Sublessor at the same address.

7.   HAZARDOUS MATERIALS

     The Sublessee will use the space for software research and development and shall not use, store or dispose of Hazardous Materials in, on or about the Sublease Premises. Sublessee will indemnify, defend and hold Sublessor harmless from any judgment, damages, losses, claims, actions, attorneys' fees, consultant's fees, costs or expenses which result from Sublessee's or any of Sublessee's agents (including employees, contractors and visitors) use, storage, or disposal of Hazardous Materials in or about the Sublease Premises. As used herein the term "Hazardous Materials" will mean and include asbestos, petroleum products and any and all toxic or hazardous substances, materials or wastes listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR 302) and in any and all amendments to such lists or such substances, materials or wastes otherwise regulated under applicable local, state or federal law. The provisions of this paragraph shall survive the expiration or termination of the Sublease.

     In addition, Sublessor and Sublessee agree to comply with any future Hazardous Materials Management Program ("HMMP") developed by the parties for the Premises and the Sublease Premises.

8.   DEFAULTS

     The default provisions are articulated in the Master Lease. In addition, in the event of Sublessee's failure to pay base rent under this Sublease, which failure is not cured within ten (10) days after Sublessor delivers a written notice to Sublessee stating the nature and amount of such past due base rent, then Sublessor shall have no continuing obligation to Sublessee to maintain the Master Lease for Sublessee's benefit.


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
9.   PROVISIONS OF MASTER LEASE

     Notwithstanding anything to the contrary contained in this Sublease:

     a. Sublessee shall indemnify and hold both Sublessor and Master Lessor harmless pursuant to the provisions of Section 6.2(c), Section 8.7 and any other indemnity provision of the Master Lease;

     b. The obligations of Master Lessor under the Master Lease shall remain the obligations of Master Lessor and shall not be assumed by Sublessor;

     c. The right of entry of Master Lessor under Section 32 of the Master Lease shall be the right of each of Master Lessor and Sublessor;

     e. Sublessee shall pay Sublessor a late charge and interest as provided in Section 13.4 and Section 19 of the Master Lease, if rent is not received by Sublessor when due; and

     f. Any assignment or subletting by Sublessee of the Sublease or the Sublease Premises shall be governed by Section 12 of the Master Lease, and the term "Landlord" in Section 12 shall mean each of Master Lessor and Sublessor.

     g. Sublessee shall procure the insurance required to be carried by the Lessee under the Master Lease.

10.  ALTERATIONS BY SUBLESSEE

     Sublessee shall make no alterations, additions or improvements in or to the Sublease Premises without the prior written consent of Sublessor and Master Lessor, except as specified in Exhibit D.

     Any such approved alterations, additions or improvements shall be installed in accordance with the terms of the Master Lease. Sublessee shall restore the Premises at the expiration or earlier termination of the Sublease Term to its condition existing as of the Commencement Date, reasonable wear and tear excepted.

11.  SURRENDER AND HOLDOVER

     Upon the expiration or earlier termination of this Sublease, Sublessee shall promptly quit and surrender to Sublessor the Sublease Premises broom clean, in the same condition as received, ordinary wear and tear and loss by fire and other casualty excepted. Sublessee shall remove all of its movable furniture and other effects, and shall leave the Furniture in the Sublease Premises. If Sublessee fails to so vacate the Sublease Premises on a timely basis as required, Sublessee shall be responsible to Sublessor and to Master Lessor to holdover rent as provided in the Master Lease and for all costs, expenses, attorneys fees and damages (including but not limited to any amounts required to be paid to third parties who were to have occupied the


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Sublease Premises) incurred by Sublessor and/or Master Lessor as a result of such failure to vacate.

12.  SECURITY DEPOSIT

     Concurrently with Sublessee's execution of this Sublease, Sublessee shall deposit with Sublessor the sum of Ten Thousand Dollars ($10,000.00) as a non-interest bearing security deposit for Sublessee's performance under this Sublease. In the event Sublessee has performed all of the terms and conditions of this Sublease throughout the term, this amount paid as security deposit shall be returned to Sublessee within 14 days after Sublessee's vacating the Sublease Premises, after first deducting any sums owing to Sublessor. In the event Sublessee breaches this Sublease, Sublessor will be entitled but not obligated to use or retain some or all of this security deposit to compensate for any loss, expense or risk associated with the breach, all without seeking judicial relief. In the event of such recourse to the security deposit, Sublessor is entitled to require Sublessee to replenish the security deposit funds on thirty days written notice. In no event will Sublessee be entitled to have access to or require any portion of Sublessor's deposit with the Master Lessor.

13.  MISCELLANEOUS

     a. With the exception of Colliers International, Sublessee represents and warrants that it has not had dealings with any real estate broker, finder or other person who could claim a commission or finder's fee from Sublessor with respect to this Sublease. Sublessee shall hold Sublessor harmless from all damages resulting from Sublessee's breach of the foregoing representation and warranty. Sublessor agrees to the payment of fees to Colliers International per the FEE AGREEMENT for SUBLEASE OF SPACE dated and signed July 8, 1999.

     b. This Sublease (and delivery of possession of the Sublease Premises to Sublessee) is subject to Master Lessor approval pursuant to a written letter of consent. Sublessor shall use all reasonable efforts to obtain Master Lessor's approval of this Sublease as soon as possible following execution of this Sublease. In the event that Master Lessor's approval as stated herein is not obtained within thirty (30) days after the full execution of this Sublease, then either party may, by written notice to the other, terminate this Sublease, and each party shall be relieved of any further obligation to the other with respect to this Sublease.

     c. The parties agree to abide by the following rules and regulations for security purposes:

          1. The double doors in area Q and S of Exhibit B shall be kept closed at all times except for emergencies.

          2. Sublessor will lock the doors at locations X and Y on Exhibit B during non-business hours.

          3. Sublessee will lock the door at location T during non-business hours.

          4. Sublessor will issue building perimeter security keys to (i) Sublessee's personnel, which will allow access to only to the Sublease Premises; and


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               (ii) Sublessor's personnel, which will allow access only to the
               Premises other than the Sublease Premises.



"SUBLESSOR"                              "SUBLESSEE"

ORYX Technology Corporation              QUINTUS CORP.
A Delaware corporation                   a Delaware corporation

By: /s/ P.J. MICCICHE                    By:   /s/ MARK P. THOMPSON
   -------------------------                 ------------------------------
Print Name:  P.J. Micciche               Print Name:  Mark P. Thompson
            ----------------                         ----------------------
Title:  CEO                              Title: VP & CORPORATE CONTROLLER
       ---------------------                    ---------------------------
Date Executed:  10-5-99                  Date Executed:  10/5/99
               -------------                            -------------------
Address:  1100 Auburn St                 Address: 47212 MISSION FALLS CT
         ----------------                         ----------------------
 FREMONT CA  94538                        FREMONT CA  94539
-------------------------                -------------------------------
Attn:  Phil Micciche
      -------------------                -------------------------------

-------------------------

SURGX CORPORATION
a Delaware corporation

By:  /s/ J.P. MICCICHE
    ------------------------

Date Executed:   10-5-99
               -------------


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                      EXHIBITS TO BE ATTACHED TO SUBLEASE


Exhibit A      Master Lease

Exhibit B      Site Plan of Sublease Premises

Exhibit C      Furniture

Exhibit D      Description of Sublessee's Work

Exhibit E      Description of Sublessor's Work





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